SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of USA Technologies, Inc. (the “Company”) was held on June 13, 2011. The final results of the voting are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-votes

Steven D. Barnhart	12,571,459	1,074,363	14,567,534

Jack E. Price	12,532,753	1,113,069	14,567,534

Peter A. Michel	5,948,299	7,697,523	14,567,534

Although each of the above nominees was elected as a director, Peter A. Michel received a greater number of “withheld” votes from his election than votes “for” his election. In accordance with the Director Majority Voting Policy of the Company, Mr. Michel tendered his resignation to the Company following the  Annual Meeting. The Nominating Committee of the Board of Directors will promptly consider Mr. Michel’s tendered resignation, and recommend to the Board of Directors whether to accept or reject the resignation. The Board of Directors will then act on the recommendation, and publicly disclose its decision.

	Votes For	Votes Against	Abstained	Broker Non-Votes
Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2011	27,599,109	220,177	394,070	0

Approval of the USA Technologies, Inc. 2011 Stock Incentive Plan	11,757,448	1,790,742	97,622	14,567,544

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 14, 2011	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chief Executive Officer